Rule 424(b)(3)
Registration Statement No. 333-136681
Pricing Supplement No. 03 (REVISED)
Dated September 14, 2006
(To Prospectus dated August 16, 2006 and
 Prospectus Supplement dated August 22, 2006)
INTERNATIONAL LEASE FINANCE CORPORATION
$5,000,000,000
Medium-Term Notes, Series R
Principal Amount:						$850,000,000.00
Issue Price:						$847,424,500.00
Net Proceeds to the Company:				$844,237,000.00
Agent's Discount or Commission:			0.375%
Agent:					Deutsche Bank Securities Inc.
						HSBC Securities (USA) Inc.
						Lehman Brothers Inc.
			Mitsubishi UFJ Securities International plc
						Daiwa Securities America Inc.
					Santander Investment Securities Inc.
						Scotia Capital (USA) Inc.
CUSIP:							45974VA81
Settlement Date:						09/19/06
Stated Maturity (date):					09/20/13
Interest Rate:						5.625%
Overdue Rate (if any):					N/A
Redeemable by the Company on or after:		N/A
Repayable at the option of the holder on:		N/A
Optional Reset Dates:					N/A
Extension Periods:					N/A
Final Maturity:						N/A
Repurchase Price
(for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: